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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 17, 2000
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                                 Expedia, Inc.
          -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
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                 (State or Other Jurisdiction of Incorporation)


                                   000-27429
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                            (Commission File Number)


                                   91-1996083
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                       (IRS Employer Identification No.)

                        13810 SE Eastgate Way, Suite 400
                               Bellevue, WA 98005
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                    (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code:  (425) 564-7200
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

(a) On March 17, 2000, Expedia, Inc., a Washington corporation ("Expedia"), completed the acquisition of Travelscape.com, Inc., a Delaware corporation ("Travelscape"). Travelscape is the leading branded Internet hotel wholesaler and packager with discounted rate contracts at over 1,400 hotels in 240 cities worldwide, and the operator of the Travelscape.com web site. The acquisition of Travelscape was accomplished pursuant to an Agreement and Plan of Reorganization dated January 31, 2000 (the "Travelscape
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     Merger Agreement") by and among Expedia, Travel Enterprises, Inc., a
     Delaware corporation and wholly-owned subsidiary of Expedia, and Travelscape.

     Pursuant to the Travelscape Merger Agreement, Expedia has issued approximately 3.0 million shares, options and warrants (or cash equivalents thereof) in exchange for all outstanding shares, options and warrants of Travelscape. Each issued and outstanding share of Travelscape common stock was exchanged for 0.1556 shares of Expedia common stock. Shareholders holding shares of Travelscape common stock worth less than $140,000 received cash value for their shares from Expedia at a price of $5.1220 per share for a total amount of $260,000. Expedia has also assumed approximately $8.0 million of long-term debt and has retired approximately $7.0 million of this debt. Expedia used its general corporate funds in connection with the cash-out of shares and retirement of debt.

     In connection with the Travelscape merger, Expedia acquired a parcel of real property located at 8951 W. Sahara Ave, Las Vegas, Nevada, 89117. Such property was used by Travelscape as its headquarters. Expedia intends to maintain the property.

     On March 17, 2000, Expedia also completed the acquisition of VacationSpot.com, Inc., a Delaware corporation ("VacationSpot"), and provider of the leading reservation network for vacation homes, rental condos, inns and bed & breakfasts around the world. The acquisition of VacationSpot was accomplished pursuant to an Agreement and Plan of Reorganization dated January 30, 2000 (the "VacationSpot Merger Agreement") by and among Expedia, VacationSub, Inc., a Delaware corporation and wholly-owned subsidiary of Expedia, and VacationSpot.

     Pursuant to the VacationSpot Merger Agreement, Expedia has issued approximately 2.6 million shares and options in exchange for all of the outstanding shares and options of VacationSpot. Each issued and outstanding share of VacationSpot common and preferred stock was exchanged for 0.1548 shares of Expedia common stock.

     Expedia expects to incur total transaction costs of approximately $4 million in connection with these acquisitions, and will use its general corporate funds to cover these costs.

Item 7.  Exhibits.  The following items are attached as exhibits hereto:

(a) Financial statements of businesses acquired

     The financial statements of Travelscape and VacationSpot (together with the related independent auditors' report) will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately June 2, 2000.

(b) Pro forma financial information

     The unaudited pro forma condensed financial statements of Expedia and related notes to pro forma condensed financial statements will be filed on or prior to the 60th day after

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     the date that this initial report on Form 8-K was required to be filed, approximately June 2, 2000.

(c)  Exhibits

Exhibit 2.1 Agreement and Plan of Reorganization by and among Expedia, Travel Enterprises, Inc., Travelscape, and certain principal stockholders of Travelscape, dated January 31, 2000 and as amended on March 13, 2000 and March 15, 2000.

Exhibit 2.2 Agreement and Plan of Reorganization by and among Expedia, VacationSub, Inc., VacationSpot, and the principal stockholders of VacationSpot, dated January 30, 2000.

Exhibit 99.1   Press release of Expedia dated March 21, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EXPEDIA, INC.


                                   /s/ Gregory S. Stanger
                                   ---------------------------
                                   Name:   Gregory S. Stanger
                                   Title:  Vice President and Chief
                                           Financial Officer


Dated: April 3, 2000

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